Form 8-K Exhibit 3.1 FILED In the Office of the Secretary of State of Texas May 21, 2001 Corporations Section CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
    GULFWEST OIL COMPANY,  a  corporation  organized  and existing  under an by virtue of the laws of the  State of Texas  (the  “Corporation”),  does hereby certify that:

     1. The name of the corporation is GulfWest Oil Company.

     2. The Board of Directors of the  Corporation  at a Meeting of the Board of
Directors  held in accordance  with the  provisions of Article 2.37 of the Texas
Business  Corporation  Act of the State of Texas adopted a resolution  proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

     a. The first paragraph of Article One of the Articles of  Incorporation  of
the Corporation is hereby amended to read in its entirety as follows:

     The name of the corporation is GulfWest Energy Inc.

     3. An Annual Meeting of the Stockholders of the Corporation was held on May
18,  2001,  in  accordance  with the  provisions  of  Article  2.24 of the Texas
Business  Corporation Act of the State of Texas, at which meeting the holders of more than a majority of the  Corporation's  outstanding  shares of Common  Stock approved the foregoing amendment to the Corporation's Articles of Incorporation.

     4. The foregoing  amendment to the Corporation's  Articles of Incorporation was duly  adopted in  accordance  with the  applicable  provisions  of the Texas
Business Corporation Act of the State of Texas.

     5. The number of shares  outstanding  and entitled to vote on the amendment was 18,445,041.

     6. The number of shares  voted for the  amendment  was  15,080,600  and the number voted against (or abstaining) was 8,200 shares.

     IN WITNESS  WHEREOF,  the  Corporation  has caused this  certificate  to be signed by Jim C. Bigham,  its Executive  Vice  President,  this 18th day of May,
2001.

                    By: s/s Jim C. Bigham
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                        Jim C. Bigham Executive Vice President